EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS AND DECLARES QUARTERLY CASH DISTRIBUTION

•Net loss of $6.8 million for the first quarter of 2026, compared to a net loss of $1.0 million for the same period in 2025
•Adjusted EBITDA of $20.8 million for the first quarter of 2026, compared to Adjusted EBITDA of $27.8 million for the same period in 2025
•Revises full year Adjusted EBITDA guidance downward to $90.0 million
•Declares quarterly cash dividend of $0.005 per common unit

KILGORE, Texas, April 22, 2026 (BUSINESS WIRE) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (“MMLP” or the “Partnership”) today announced its financial results for the first quarter of 2026.

Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, stated, “For the first quarter of 2026, the Partnership generated Adjusted EBITDA of $20.8 million, short of the pace needed to achieve our full-year guidance. Two primary headwinds impacted the quarter: meaningful margin pressure in our fertilizer business and lower than anticipated contribution by the transportation business. As a result, we are revising our full-year 2026 Adjusted EBITDA guidance downward to $90.0 million.”

“Our Terminalling and Storage and Specialty Products segments performed in line with our internal expectations for the quarter, and we expect both segments to achieve their full-year guidance targets.”

“In our Sulfur Services segment, first quarter 2026 results were negatively impacted in the fertilizer business, as elevated input costs, primarily sulfur and ammonia, and weak farmer affordability continue to impact fertilizer products. Strong performance from our pure sulfur business partially offset the fertilizer shortfall, and we expect this business to achieve its full-year guidance target. However, we do not expect fertilizer market conditions to meaningfully improve over the balance of the year, and we have adjusted our guidance for the fertilizer business line accordingly.”

“In our Transportation Services segment, demand remained strong during the first quarter of 2026 for both our marine and land divisions. However, in the land transportation business, customer demand is outpacing our current driver capacity. The inability to hire and retain additional certified tank truck drivers negatively impacted our trucking revenues in the first quarter and continues to be a challenge across the overall trucking industry. Given this driver capacity constraint, we are reducing our guidance for this business line. The inland marine equipment performed in line with expectations and our offshore equipment experienced reduced utilization from planned downtime due to regulatory inspections that were advanced into the first quarter. We anticipate the marine division will perform as expected for the year.”

“During the quarter, we amended our revolving credit facility, providing the Partnership with additional covenant flexibility as we navigate through the current environment. As of March 31, 2026, total debt outstanding was approximately $468.0 million, liquidity under our revolving credit facility was approximately $37.5 million, and our leverage ratio was 5.08 times based on Credit Adjusted EBITDA.”

FIRST QUARTER 2026 OPERATING RESULTS BY BUSINESS SEGMENT

	Operating Income (Loss) ($M)		Adjusted EBITDA ($M)
	Three Months Ended March 31,
	2026	2025	2026	2025
	(Amounts may not add or recalculate due to rounding)
Business Segment:
Transportation	$3.2	$5.5	$6.0	$8.0
Terminalling and Storage	2.2	2.1	7.1	7.7
Sulfur Services	2.5	7.7	6.8	11.5
Specialty Products	3.5	3.7	4.3	4.5
Indirect Selling, General and Administrative Expenses	(3.5)	(4.7)	(3.4)	(3.8)
	$8.0	$14.4	$20.8	$27.8

Transportation Adjusted EBITDA decreased by $2.0 million. In the land division, Adjusted EBITDA declined by $0.8 million, primarily due to lower miles and reduced transportation rates combined with higher operating expenses. In the marine division, Adjusted EBITDA decreased by $1.2 million. Offshore Adjusted EBITDA declined $0.9 million, driven by lower utilization associated with planned regulatory inspections combined with lower transportation rates. The offshore unit is expected to return to service during the second quarter. Inland Adjusted EBITDA declined $0.1 million, driven by lower day rates, partially offset by higher utilization. Additionally, the marine division saw an increase in operating expenses of $0.2 million.

Terminalling and Storage Adjusted EBITDA decreased by $0.6 million. At our Smackover refinery, Adjusted EBITDA declined by $0.4 million as a result of higher operating expenses, partially offset by increased throughput and reservation fees. In our specialty terminals division, Adjusted EBITDA declined by $0.4 million due to lower service revenue combined with higher operating expenses. Adjusted EBITDA in our shore-based terminals division decreased $0.2 million due to lower service revenue, partially offset by higher throughput fees combined with lower operating expenses. In the underground NGL storage division, Adjusted EBITDA increased by $0.4 million due to increased throughput revenue, partially offset by a slight increase in expenses.

Sulfur Services Adjusted EBITDA decreased by $4.7 million. In the fertilizer division, Adjusted EBITDA decreased by $5.4 million from margin pressure associated with rapidly rising raw material costs combined with lower volume. In the pure sulfur business, Adjusted EBITDA increased by $0.4 million due to lower operating expenses, partially offset by reduced margins. In the sulfur prilling business, Adjusted EBITDA increased by $0.3 million due to increased reservation fees.

Specialty Products Adjusted EBITDA decreased by $0.2 million. Adjusted EBITDA for the lubricants division increased by $1.0 million, reflecting increases in volume and margins. In the grease division, Adjusted EBITDA decreased by $1.1 million, primarily due to reduced volumes and margins. Adjusted EBITDA in the propane division decreased by $0.4 million due to lower volumes. The NGL division increased by $0.2 million, reflecting higher margins.

Indirect selling, general, and administrative expenses decreased by $0.4 million, primarily due to lower employee-related expenses.

RESULTS OF OPERATIONS SUMMARY
(in millions, except per unit amounts)

Period	Net Income (Loss)	Net Income (Loss) Per Unit	Adjusted EBITDA	Net Cash Provided by (Used in) Operating Activities	Distributable Cash Flow	Revenues
Three Months Ended March 31, 2026	$(6.8)	$(0.17)	$20.8	$(13.8)	$(2.9)	$187.7
Three Months Ended March 31, 2025	$(1.0)	$(0.03)	$27.8	$(6.0)	$9.1	$192.5

Reconciliation of Net Income (Loss) to Adjusted EBITDA for the Three Months Ended March 31, 2026 and 2025

(in millions)	Transportation	Terminalling & Storage	Sulfur Services	Specialty Products	Indirect SG&A	Interest Expense	1Q 2026 Actual
Net income (loss)	$3.2	$2.2	$2.5	$3.5	$(4.3)	$(14.0)	$(6.8)
Interest expense add back	–	–	–	–	–	$14.0	$14.0
Equity in (earnings) loss of DSM Semichem LLC	–	–	–	–	$0.3	–	$0.3
Income tax expense	–	–	–	–	$0.5	–	$0.5
Operating Income (loss)	$3.2	$2.2	$2.5	$3.5	$(3.5)	$–	$8.0
Depreciation and amortization	$3.0	$5.0	$4.1	$0.8	–	–	$12.9
(Gain) loss on sale or disposition of property, plant, and equipment	$(0.3)	–	–	–	–	–	$(0.3)
Non-cash contractual revenue deferral adjustment	–	–	$0.2	–	–	–	$0.2
Unit-based compensation	–	–	–	–	–	–	–
Adjusted EBITDA	$6.0	$7.1	$6.8	$4.3	$(3.4)	$–	$20.8

(in millions)	Transportation	Terminalling & Storage	Sulfur Services	Specialty Products	Indirect SG&A	Interest Expense	1Q2025 Actual
Net income (loss)	$5.5	$2.1	$7.7	$3.7	$(6.0)	$(14.1)	$(1.0)
Interest expense add back	–	–	–	–	–	$14.1	$14.1
Equity in (earnings) loss of DSM Semichem LLC	–	–	–	–	$0.2	–	$0.2
Income tax expense	–	–	–	–	$1.1	–	$1.1
Operating Income (loss)	$5.5	$2.1	$7.7	$3.7	$(4.7)	$–	$14.4
Depreciation and amortization	$2.9	$5.6	$3.6	$0.8	–	–	$12.8
(Gain) on sale or disposition of property, plant, and equipment	$(0.5)	–	–	–	–	–	$(0.5)
Transaction expenses related to the unsuccessful merger with Martin Resource Management Corporation	–	–	–	–	$0.8	–	$0.8
Non-cash contractual revenue deferral adjustment	–	–	$0.2	–	–	–	$0.2
Unit-based compensation	–	–	–	–	–	–	–
Adjusted EBITDA	$8.0	$7.7	$11.5	$4.5	$(3.8)	$–	$27.8

NON-GAAP FINANCIAL MEASURES

EBITDA, Adjusted EBITDA, Credit Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included tables below entitled "Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” and “Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow” in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K to which this announcement is included contains a comparison of the Partnership’s Adjusted EBITDA for the first quarter of 2026 to the Partnership's Adjusted EBITDA for the first quarter of 2025.

CAPITALIZATION

	March 31, 2026	December 31, 2025
	($ in millions)
Debt Outstanding:
Revolving Credit Facility, Due November 2027 [1]	$68.0	$39.0
Finance lease obligations	0.1	0.1
11.50% Senior Secured Notes, Due February 2028	400.0	400.0
Total Debt Outstanding:	$468.1	$439.1

Summary Credit Metrics:
Revolving Credit Facility - Total Capacity	$115.0	$130.0
Revolving Credit Facility - Available Liquidity	$37.5	$31.4
Total Adjusted Leverage Ratio [2]	5.08x	4.43x
Senior Leverage Ratio [2]	0.74x	0.39x
Interest Coverage Ratio [2]	1.77x	1.90x

1 The Partnership was in compliance with all debt covenants as of March 31, 2026 and December 31, 2025.
2 As calculated under the Partnership's revolving credit facility.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended March 31, 2026. The distribution is payable on May 15, 2026, to common unitholders of record as of the close of business on May 8, 2026. The ex-dividend date for the cash distribution is May 8, 2026.

Qualified Notice to Nominees

This release is intended to serve as qualified notice under Treasury Regulation Section 1.1446-4(b)(4) and (d). Brokers and nominees should treat one hundred percent (100%) of MMLP’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, MMLP’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. For purposes of Treasury Regulation section 1.1446(f)-4(c)(2)(iii), brokers and nominees should treat one hundred percent (100%) of the distributions as being in excess of cumulative net income for purposes of determining the amount to withhold. Nominees, and not Martin Midstream Partners L.P., are treated as withholding agents responsible for any necessary withholding on amounts received by them on behalf of foreign investors.

About Martin Midstream Partners

Martin Midstream Partners L.P., headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s primary business lines include: (1) terminalling, processing, and storage services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marketing, distribution, and transportation services for natural gas liquids and blending and packaging services for specialty lubricants and grease. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn and Facebook.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, (ii) uncertainties relating to the Partnership’s future cash flows and operations, (iii) the Partnership’s ability to pay future distributions, (iv) future market conditions, (v) current and future governmental regulation, (vi) future taxation, (vii) our expectation around the achievement of the amounts reflected in our guidance, and (viii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

To assist management in assessing our business, we use the following non-GAAP financial measures: earnings before interest, taxes, and depreciation and amortization ("EBITDA"), Adjusted EBITDA (as defined below), Credit Adjusted EBITDA (as defined below), distributable cash flow available to common unitholders (“Distributable Cash Flow”), and free cash flow after growth capital expenditures and principal payments under finance lease obligations ("Adjusted Free Cash Flow"). Our management uses a variety of financial and operational measurements other than our financial statements prepared in accordance with U.S. GAAP to analyze our performance.

Certain items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets.

Adjusted EBITDA and Credit Adjusted EBITDA. We define Adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments, transaction costs associated with business combination, merger, and divestiture activities, equity in earnings (loss) from unconsolidated entities, and non-cash contractual revenue deferral adjustments. Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others, to assess:

•the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, and make cash distributions to our unitholders; and
•our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure.

We define Credit Adjusted EBITDA as Adjusted EBITDA plus pro forma adjustments associated with business combinations or material projects and capitalized interest. Credit Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others to provide additional information regarding the calculation of, and compliance with, certain financial covenants in the Partnership’s Third Amended and Restated Credit Agreement.

The GAAP measures most directly comparable to Adjusted EBITDA and Credit Adjusted EBITDA are Net Income (Loss) and Net Cash Provided by (Used In) Operating Activities. Adjusted EBITDA and Credit Adjusted EBITDA should not be considered an alternative to, or more meaningful than, Net Income (Loss), Operating Income (Loss), Net Cash Provided by (Used in) Operating Activities, or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA and Credit Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA does not include interest expense, income tax expense, and depreciation and amortization. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution. Because we have capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider Net Income (Loss) and Net Cash Provided by (Used in) Operating Activities as determined under GAAP, as well as Adjusted EBITDA, to evaluate our overall performance.

Distributable Cash Flow. We define Distributable Cash Flow as Net Cash Provided by (Used in) Operating Activities less cash received (plus cash paid) for closed commodity derivative positions included in Accumulated Other Comprehensive Income (Loss), plus changes in operating assets and liabilities which (provided) used cash, less maintenance capital expenditures and plant turnaround costs. Distributable Cash Flow is a significant performance measure used by our management and by external users of our financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions we expect to pay unitholders. Distributable Cash Flow is also an important financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable Cash Flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

Adjusted Free Cash Flow. We define Adjusted Free Cash Flow as Distributable Cash Flow less growth capital expenditures and principal payments under finance lease obligations. Adjusted Free Cash Flow is a significant performance measure used by our management and by external users of our financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. We believe that Adjusted Free Cash Flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. Our calculation of Adjusted Free Cash Flow may or may not be comparable to similarly titled measures used by other entities.

The GAAP measure most directly comparable to Distributable Cash Flow and Adjusted Free Cash Flow is Net Cash Provided by (Used in) Operating Activities. Distributable Cash Flow and Adjusted Free Cash Flow should not be considered alternatives to, or more meaningful than, Net Income (Loss), Operating Income (Loss), Net Cash Provided by (Used in) Operating Activities, or any other measure of liquidity presented in accordance with GAAP. Distributable Cash Flow and Adjusted Free Cash Flow have important limitations because they exclude some items that affect Net Income (Loss), Operating Income (Loss), and Net Cash Provided by (Used in) Operating Activities. Distributable Cash Flow and Adjusted Free Cash Flow may not be comparable to similarly titled measures of other companies because other companies may not calculate these non-GAAP metrics in the same manner. To compensate for these limitations, we believe that it is important to consider Net Cash Provided by (Used in) Operating Activities determined under GAAP, as well as Distributable Cash Flow and Adjusted Free Cash Flow, to evaluate our overall liquidity.

Investor Contacts:
ir@mmlp.com
(877) 256-6644
Danny Cavin - Director, FP&A and Investor Relations

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2026	December 31, 2025
	(Unaudited)	(Audited)
Assets
Cash	$49	$49
Accounts and other receivables, less allowance for doubtful accounts of $289 and $310, respectively	70,146	58,371
Inventories	49,655	50,248
Due from affiliates	13,706	8,942
Other current assets	15,240	12,298
Total current assets	148,796	129,908

Property, plant and equipment, at cost	975,853	970,753
Accumulated depreciation	(690,604)	(681,527)
Property, plant and equipment, net	285,249	289,226

Goodwill	16,671	16,671
Right-of-use assets	67,504	69,938
Investment in DSM Semichem LLC	5,897	6,198
Deferred income taxes, net	8,884	9,026
Other assets, net	4,128	1,451
Total assets	$537,129	$522,418

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$15	$15
Trade and other accounts payable	72,379	57,814
Product exchange payables	863	169
Due to affiliates	6,300	13,286
Income taxes payable	1,762	1,580
Other accrued liabilities	36,913	51,279
Total current liabilities	118,232	124,143

Long-term debt, net	458,450	428,008
Finance lease obligations	36	39
Operating lease liabilities	44,560	48,353
Other long-term obligations	8,560	7,670
Total liabilities	629,838	608,213

Commitments and contingencies
Partners’ capital (deficit)	(92,709)	(85,795)
Total liabilities and partners' capital (deficit)	$537,129	$522,418

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2026	2025
Revenues:
Terminalling and storage *	$22,437	$21,549
Transportation *	52,807	52,985
Sulfur services	4,374	4,223
Product sales: *
Specialty products	61,606	69,305
Sulfur services	46,450	44,481
	108,056	113,786
Total revenues	187,674	192,543

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Specialty products *	52,914	60,494
Sulfur services *	36,585	29,082
	89,499	89,576
Expenses:
Operating expenses *	66,806	64,454
Selling, general and administrative *	10,812	11,774
Depreciation and amortization	12,871	12,816
Total costs and expenses	179,988	178,620

Gain (loss) on disposition or sale of property, plant and equipment	333	479
Operating income (loss)	8,019	14,402

Other income (expense):
Interest expense, net	(13,961)	(14,107)
Equity in earnings (loss) of DSM Semichem LLC	(301)	(209)
Other, net	1	(2)
Total other expense	(14,261)	(14,318)

Net income (loss) before taxes	(6,242)	84
Income tax expense	(518)	(1,117)
Net income (loss)	(6,760)	(1,033)
Less general partner's interest in income (loss)	(135)	(21)
Less income (loss) allocable to unvested restricted units	(26)	(4)
Limited partners' interest in net income (loss)	$(6,599)	$(1,008)

Net income (loss) per unit attributable to limited partners - basic and diluted	$(0.17)	$(0.03)

Weighted average limited partner units - basic	38,951,684	38,882,982
Weighted average limited partner units - diluted	38,951,684	38,882,982

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended
	March 31,
	2026	2025
Revenues:*
Terminalling and storage	$18,756	$17,262
Transportation	8,043	7,970
Product Sales	983	1,300
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Specialty products	7,930	6,010
Sulfur services	3,288	3,121
Terminalling and storage	—	—
Expenses:
Operating expenses	27,296	27,565
Selling, general and administrative	8,267	7,892

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Unaudited)
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - December 31, 2025	39,055,086	$(86,922)	$1,127	$(85,795)
Net income (loss)	—	(6,625)	(135)	(6,760)
Issuance of restricted units	69,600	—	—	—
Cash distributions	—	(195)	(4)	(199)
Unit-based compensation	—	45	—	45
Balances - March 31, 2026	39,124,686	$(93,697)	$988	$(92,709)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - December 31, 2024	39,001,086	$(71,877)	$1,438	$(70,439)
Net income (loss)	—	(1,012)	(21)	(1,033)
Issuance of restricted units	54,000	—	—	—
Cash distributions	—	(195)	(4)	(199)
Unit-based compensation	—	43	—	43
Balances - March 31, 2025	39,055,086	$(73,041)	$1,413	$(71,628)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(6,760)	$(1,033)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	12,871	12,816
Amortization of deferred debt issuance costs	932	777
Amortization of debt discount	600	600
Deferred income tax expense (benefit)	142	(214)
(Gain) loss on disposition or sale of property, plant and equipment, net	(333)	(479)
Equity in (earnings) loss of DSM Semichem LLC	301	209
Non cash unit-based compensation	45	43
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(11,775)	(10,836)
Inventories	593	7,289
Due from affiliates	(4,764)	4,054
Other current assets	(770)	(1,080)
Trade and other accounts payable	15,852	(2,658)
Product exchange payables	694	(226)
Due to affiliates	(6,986)	(2,509)
Income taxes payable	182	1,269
Other accrued liabilities	(15,608)	(14,913)
Change in other non-current assets and liabilities	1,007	872
Net cash provided by (used in) operating activities	(13,777)	(6,019)

Cash flows from investing activities:
Payments for property, plant and equipment	(7,489)	(5,875)
Payments for plant turnaround costs	(7,789)	(822)
Proceeds from sale of property, plant and equipment	347	479
Net cash provided by (used in) investing activities	(14,931)	(6,218)

Cash flows from financing activities:
Payments of long-term debt	(52,500)	(42,500)
Payments under finance lease obligations	(4)	(4)
Proceeds from long-term debt	81,500	55,000
Payment of debt issuance costs	(89)	(63)
Cash distributions paid	(199)	(199)
Net cash provided by (used in) financing activities	28,708	12,234

Net increase (decrease) in cash	—	(3)
Cash at beginning of period	49	55
Cash at end of period	$49	$52

Non-cash additions to property, plant and equipment	$1,575	$1,572

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Transportation Segment

Comparative Results of Operations for the Three Months Ended March 31, 2026 and 2025

	Three Months Ended March 31,		Variance	Percent Change
	2026	2025
	(In thousands)
Revenues	$56,803	$57,475	$(672)	(1)%
Operating expenses	48,278	46,647	1,631	3%
Selling, general and administrative expenses	2,567	2,868	(301)	(10)%
Depreciation and amortization	3,038	2,932	106	4%
	$2,920	$5,028	$(2,108)	(42)%
Gain (loss) on disposition or sale of property, plant and equipment	317	478	(161)	(34)%
Operating income (loss)	$3,237	$5,506	$(2,269)	(41)%

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended March 31, 2026 and 2025

	Three Months Ended March 31,		Variance	Percent Change
	2026	2025
	(In thousands, except BBL per day)

Revenues	$24,388	$23,414	$974	4%
Operating expenses	16,259	14,813	1,446	10%
Selling, general and administrative expenses	981	923	58	6%
Depreciation and amortization	4,954	5,569	(615)	(11)%
	2,194	2,109	85	4%
Gain (loss) on disposition or sale of property, plant and equipment	9	1	8	800%
Operating income (loss)	$2,203	$2,110	$93	4%

Shore-based throughput volumes (gallons)	34,447	38,491	(4,044)	(11)%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended March 31, 2026 and 2025

	Three Months Ended March 31,		Variance	Percent Change
	2026	2025
	(In thousands)
Revenues:
Services	$4,374	$4,223	$151	4%
Products	46,450	44,481	1,969	4%
Total revenues	50,824	48,704	2,120	4%

Cost of products sold	39,439	32,002	7,437	23%
Operating expenses	3,057	3,832	(775)	(20)%
Selling, general and administrative expenses	1,680	1,597	83	5%
Depreciation and amortization	4,127	3,557	570	16%
	2,521	7,716	(5,195)	(67)%
Gain (loss) on disposition or sale of property, plant and equipment	6	—	6
Operating income (loss)	$2,527	$7,716	$(5,189)	(67)%

Sulfur (long tons)	128	123	5	4%
Fertilizer (long tons)	87	97	(10)	(10)%
Total sulfur services volumes (long tons)	215	220	(5)	(2)%

Specialty Products Segment

Comparative Results of Operations for the Three Months Ended March 31, 2026 and 2025

	Three Months Ended March 31,		Variance	Percent Change
	2026	2025
	(In thousands)
Products revenues	$61,627	$69,328	$(7,701)	(11)%
Cost of products sold	55,210	63,045	(7,835)	(12)%
Operating expenses	—	31	(31)	(100)%
Selling, general and administrative expenses	2,135	1,749	386	22%
Depreciation and amortization	752	758	(6)	(1)%
	3,530	3,745	(215)	(6)%
Gain (loss) on disposition or sale of property, plant and equipment	1	—	1
Operating income (loss)	$3,531	$3,745	$(214)	(6)%

NGL sales volumes (Bbls)	593	663	(70)	(11)%
Other specialty products volumes (Bbls)	97	81	16	20%
Total specialty products volumes (Bbls)	690	744	(54)	(7)%

Indirect Selling, General and Administrative Expenses
Comparative Results of Operations for the Three Months Ended March 31, 2026 and 2025

	Three Months Ended March 31,		Variance	Percent Change
	2026	2025
	(In thousands)
Indirect selling, general and administrative expenses	$3,479	$4,675	$(1,196)	(26)%

Non-GAAP Financial Measures

The following tables reconcile the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three months ended March 31, 2026 and 2025, which represents EBITDA, Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow:

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,

	2026	2025
	(in thousands)
Net income (loss)	$(6,760)	$(1,033)
Adjustments:
Interest expense	13,961	14,107
Income tax expense	518	1,117
Depreciation and amortization	12,871	12,816
EBITDA	20,590	27,007
Adjustments:
(Gain) loss on disposition or sale of property, plant and equipment	(333)	(479)
Transaction expenses related to the terminated merger with Martin Resource Management Corporation	—	827
Equity in earnings (loss) of DSM Semichem LLC	301	209
Non-cash contractual revenue adjustment	175	221
Unit-based compensation	45	43
Adjusted EBITDA	$20,778	$27,828

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow

	Three Months Ended March 31,

	2026	2025
	(in thousands)
Net cash provided by (used in) operating activities	$(13,777)	$(6,019)
Interest expense [1]	12,429	12,730
Current income tax expense	376	1,331
Transaction expenses related to the terminated merger with Martin Resource Management Corporation	—	827
Non-cash contractual revenue adjustment	175	221
Changes in operating assets and liabilities which (provided) used cash:
Accounts and other receivables, inventories, and other current assets	16,716	573
Trade, accounts and other payables, and other current liabilities	5,866	19,037
Other	(1,007)	(872)
Adjusted EBITDA	20,778	27,828
Adjustments:
Interest expense	(13,961)	(14,107)
Income tax expense	(518)	(1,117)
Deferred income taxes	142	(214)
Amortization of debt discount	600	600
Amortization of deferred debt issuance costs	932	777
Payments for plant turnaround costs	(7,789)	(822)
Maintenance capital expenditures	(3,064)	(3,857)
Distributable Cash Flow	(2,880)	9,088
Principal payments under finance lease obligations	(4)	(4)
Expansion capital expenditures	(3,138)	(929)
Adjusted Free Cash Flow	$(6,022)	$8,155

1 Net of amortization of debt issuance costs and discount, which are included in interest expense but not included in net cash provided by operating activities.